Exhibit 99.1

CafePress Announces Share Repurchase Program

LOUISVILLE, Ky., May 4, 2015 - CafePress Inc. (NASDAQ: PRSS) (the “Company”) announced today that its Board of Directors approved a stock repurchase program under which it may begin purchasing up to twenty percent of the shares of common stock outstanding or an aggregate of 3.5 million shares of the Company’s common stock, whichever is less, over a period of one-year.

“Our recent divestments have significantly strengthened our balance sheet, giving us the capital structure required to optimize our business. We believe that the repurchase plan reflects a further commitment to creating shareholder value,” said Fred Durham, Chief Executive Officer.

Any stock repurchases may be made through open market and privately negotiated transactions, or as otherwise may be determined by management, at times and in such amounts as management deems appropriate, and may or may not be made pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company has no commitment to make any repurchases. The repurchase program may be modified, extended or terminated by the Board of Directors at any time and there is no guarantee of the number of shares, if any, that will be repurchased under the program. The repurchase is expected be funded by cash on hand.

Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s stock repurchase program. These forward-looking statements are subject to involve risks and uncertainties. These forward-looking statements may be identified by terms such as “expect,” “may,” “continues,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated amount, duration, methods, timing and other aspects of our stock repurchase program and any anticipated benefits or value resulting from any such repurchases. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any unforeseen need for capital which may require us to divert funds we may have otherwise used for the stock repurchase program, may in turn negatively impact our ability to administer the repurchase of our common stock. In addition, the timing and amount of future stock repurchases, if any, will be made as management deems appropriate and will depend on a variety of factors including stock price, market conditions, corporate and regulatory requirements (including applicable securities laws and regulations and the rules of The NASDAQ Stock Market), any additional constraints related to material inside information the Company may possess, and capital availability. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date stated and unless required by law, CafePress undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

About CafePress (PRSS):

CafePress is passionate about helping individuals forge connections and celebrate their identities, interests and obsessions through unique products and content.

Our customers include people from all walks of life who are drawn to products that are emotional, inspirational and motivational. CafePress continues to enhance its assortment of designs, brands, images and base goods within its library of print-on-demand products. This expansion solidifies CafePress’ reputation as the ultimate resource for creating connections and bring-to-life creativity, opinions and passions. For more information, visit www.cafepress.com or connect with CafePress on Facebook, Twitter, Pinterest or YouTube.

CafePress Inc.

Media Relations:

Megan Marshall

804-461-9401

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Whitney Kukulka

415-489-2187

whitney@blueshirtgroup.com